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                                                                   Exhibit 23-1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of AvalonBay Communities, Inc. on Form S-8 (File No. 333-16837),
Form S-8 (File No. 333-56089), Form S-3 (File No. 333-16647), Form S-3 (File No.
333-15407), Form S-3 (File No. 333-41511) and Form S-3 (333-60875) of our report dated September 11, 1998 appearing on page 5 of this Form 8-K.


/s/ PricewaterhouseCoopers LLP



October 5, 1998
Washington, D. C.